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                              JOINT PRESS RELEASE

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For:  MELAMINE CHEMICALS, INC.                     Contact:   RON COMO & ASSOCIATES, INC.
      P.O. Box 748                                            74 Trinity Place
      Donaldsonville, LA  70346                               New York, NY  10006
      Fred Huber, President & CEO                             Telephone:  (212) 227-3010
      Wayne D. DeLeo, Vice President & CFO
      Telephone:  (504) 473-3121

For:  DSM NV                                       Contact:   DSM Corporate Public Relations
      P.O. Box 6500                                           P.O. Box 6500
      6401 JH Heerlen                                         6401 JH Heerlen
      The Netherlands                                         The Netherlands
      Pieter Harten, President DSM Melamine                   Telephone:  (045) 5782422
      Maarten van Nieuwenhuyzen,
          Director Planning & Development
                                                              March 25, 1997
                                                              Immediate Release
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                 MELAMINE CHEMICALS, INC. AND DSM MELAMINE B.V.
                             ANNOUNCE CLOSING DATE

DONALDSONVILLE, LOUISIANA, MARCH 25, 1997--Melamine Chemicals, Inc. (NASDAQ-MTWO) and DSM NV, announced that the closing date for the sale of technology has been set for April 3, 1997.

         Under the agreement announced on February 26, 1997, DSM will acquire the worldwide rights to Melamine Chemicals, Inc.'s patented high-pressure melamine production technologies. Consummation of the transaction was subject to satisfactory completion of DSM's review of the technologies. That review is now complete.

         Melamine Chemicals, Inc. is engaged in the production and marketing of melamine. The Company is also active in the development of new melamine process and application technology. The Company is one of only two producers of melamine in North America and one of the three largest producers worldwide.

         DSM Melamine, a business group of DSM, is active in the production and marketing of melamine and is the global market leader with this product.